Exhibit 99.1

DFIN Reports Fourth-Quarter and Full-Year 2023 Results

CHICAGO – February 20, 2024 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or “DFIN”) today reported financial results for the fourth quarter and full year of 2023.

Highlights:

•
Fourth-quarter total net sales of $176.5 million, an increase of 5.2%, or 5.4% on an organic basis(a), from the fourth quarter of 2022; Full-year total net sales of $797.2 million.
•
Fourth-quarter software solutions net sales of $73.7 million, an increase of 7.3%, or 8.2% on an organic basis(a), from the fourth quarter of 2022; Software solutions net sales accounted for 41.8% of total fourth-quarter net sales.
•
Full-year software solutions net sales of $292.7 million, an increase of 4.7%, or 6.6% on an organic basis(a), from the full year of 2022; Software solutions net sales accounted for 36.7% of total full-year net sales.
•
Fourth-quarter net earnings of $10.6 million, or $0.35 per diluted share, as compared to $10.9 million, or $0.36 per diluted share, in the fourth quarter of 2022; Net earnings of $82.2 million, or $2.69 per diluted share, for the full year of 2023.
•
Fourth-quarter Adjusted EBITDA(a) of $41.3 million, up $2.0 million, or 5.1%, from the fourth quarter of 2022; Fourth-quarter Adjusted EBITDA margin(a) of 23.4%, flat compared to the fourth quarter of 2022.
•
Full-year Adjusted EBITDA(a) of $207.4 million; Full-year Adjusted EBITDA margin(a) of 26.0%.
•
Fourth-quarter net cash provided by operating activities of $74.8 million; Fourth-quarter Free Cash Flow(a) of $56.0 million.
•
Gross leverage(a) of 0.6x and net leverage(a) of 0.5x as of December 31, 2023.
•
During the fourth quarter, the Company repurchased 82,445 shares for $4.6 million at an average price of $56.07 per share. The Board of Directors authorized a new stock repurchase program of up to $150 million commencing on January 1, 2024, with an expiration date of December 31, 2025; this replaces the previous authorization, which expired on December 31, 2023.

(a) Organic net sales, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

“We are pleased with the strong performance in the quarter, including organic consolidated net sales growth of 5.4%. Total software solutions net sales increased 8.2% on an organic basis, compared to the fourth quarter of 2022, which is a continuation of the recent growth trend. Software solutions net sales growth was led by Venue, our dataroom offering, which grew approximately 26% compared to the fourth quarter of 2022 and achieved record quarterly net sales. In addition, we delivered Adjusted EBITDA margin of 23.4% in the quarter, in line with last year’s fourth quarter despite the continued weakness in the capital markets transactional environment,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Throughout 2023, the focused execution of our strategy enabled us to achieve solid financial and operational results, in light of challenging market conditions. We delivered $207.4 million of Adjusted EBITDA and Adjusted EBITDA margin of 26.0% for the full-year 2023, despite event-driven capital markets transactional revenue being down nearly $52 million, or 22%. Further, we continued to make solid progress in expanding the adoption of our recurring regulatory and compliance offerings to drive more predictable performance. We recorded $292.7 million of software solutions net sales in 2023, which represents approximately 37% of our full-year net sales, up from approximately 34% of total net sales in 2022. Our efforts in 2023 to scale our portfolio of recurring compliance software solutions while advancing toward our compliance platform vision create a strong foundation to achieve our long-term goals.”

“Heading into 2024, we look forward to opportunities created by new regulations such as Tailored Shareholder Reports and stand ready to assist our clients in complying with future regulatory changes. We are also encouraged by the uptick in capital markets transactional activity to start the year, though the outlook for the transactional market remains uncertain. Our portfolio of market-leading regulatory and compliance offerings and deep domain and service expertise position us well to serve our clients when capital markets transactional activity returns to a normalized level. Based on the combination of our market position, cost structure, and financial flexibility, we are very well positioned to execute our strategy of becoming the market leading provider of regulatory and compliance solutions,” Leib concluded.

Net Sales

Net sales in the fourth quarter of 2023 were $176.5 million, an increase of $8.8 million, or 5.2% (an increase of 5.4% on an organic basis), from the fourth quarter of 2022. Net sales increased primarily due to growth in Investment Companies – Compliance and Communications Management segment as a result of increased mutual fund proxy activity and higher software solutions net sales in Venue and Arc Suite, partially offset by lower capital markets transactional volumes and the impact of the EdgarOnline and eBrevia dispositions.

Net Earnings

For the fourth quarter of 2023, net earnings were $10.6 million, or $0.35 per diluted share, as compared to $10.9 million, or $0.36 per diluted share, in the fourth quarter of 2022. Net earnings in the fourth quarter of 2023 included after-tax charges of $8.2 million, or $0.26 per diluted share, primarily related to share-based compensation expense, the acceleration of rent expense associated with abandoned operating leases and restructuring, impairment and other charges, net. Net earnings in the fourth quarter of 2022 included after-tax charges of $7.1 million, or $0.23 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net.

Adjusted EBITDA and Non-GAAP Net Earnings

For the fourth quarter of 2023, Adjusted EBITDA was $41.3 million, an increase of $2.0 million as compared to the fourth quarter of 2022. Adjusted EBITDA margin of 23.4% was flat compared to the fourth quarter of 2022. The increase in Adjusted EBITDA was primarily due to higher sales volumes, cost control initiatives, and price uplifts, partially offset by incremental investments to accelerate the Company’s transformation and higher selling expenses as a result of increased sales volumes.

For the fourth quarter of 2023, non-GAAP net earnings were $18.8 million, or $0.61 per diluted share, as compared to $18.0 million, or $0.59 per diluted share, in the fourth quarter of 2022.

Reconciliations of net sales to organic net sales, net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the tables.

Regulatory Impacts

On October 26, 2022, the SEC announced that it adopted the Tailored Shareholder Reports (“TSR”) for Mutual Funds and Exchange-Traded Funds rule which requires certain investment companies to complete a new concise and visually engaging annual and semi-annual reports that highlights key information that is particularly important for retail investors to assess and monitor their investments. The TSR, which can be printed and mailed or delivered electronically upon request of the investor, replaces SEC Rule 30e-3 and will require iXBRL tagging. The rule went into effect on January 24, 2023 and compliance is required by July 24, 2024.

As a result of this regulatory change, the Company expects an annual net sales increase of $20 million to $25 million in 2025, with approximately a half-year impact in 2024. The increase in net sales is expected to impact each of the Company’s software solutions, tech-enabled services, and print and distribution product lines within our Investment Companies operating segments. Due to increased investment levels in 2024 to support software product development and sales and marketing initiatives, the Company expects the TSR rule to be slightly dilutive to consolidated net earnings and Adjusted EBITDA in 2024 and accretive to consolidated net earnings and Adjusted EBITDA in 2025.

Company Results and Conference Call

DFIN’s earnings press release for the fourth-quarter and full-year 2023, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on February 20, 2024, is available on the Company’s investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company’s investor relations website.

DFIN will hold a conference call and webcast on February 20, 2024, at 9:00 a.m. Eastern time to discuss financial results for the fourth quarter of 2023, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is a leading global provider of innovative software and technology-enabled financial regulatory and compliance solutions. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on X (formerly Twitter) @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s non-income tax, net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under “Special Note Regarding Forward-Looking Statements” and in Part I, Item 1A. Risk Factors of DFIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	23.1	34.2
Receivables, less allowances for expected losses of $18.9 in 2023 (2022 - $17.1)	151.8	163.5
Prepaid expenses and other current assets	31.0	28.1
Assets held for sale	2.6	2.6
Total current assets	208.5	228.4
Property, plant and equipment, net	13.5	17.6
Operating lease right-of-use assets	16.4	33.3
Software, net	87.6	75.6
Goodwill	405.8	405.8
Other intangible assets, net	—	7.8
Deferred income taxes, net	45.8	33.4
Other noncurrent assets	29.3	26.4
Total assets	$806.9	$828.3

Liabilities
Accounts payable	$33.9	$49.2
Operating lease liabilities	14.0	16.3
Accrued liabilities	153.7	159.3
Total current liabilities	201.6	224.8
Long-term debt	124.5	169.2
Deferred compensation liabilities	13.1	13.6
Pension and other postretirement benefits plans liabilities	34.4	42.9
Noncurrent operating lease liabilities	12.1	28.4
Other noncurrent liabilities	19.0	19.9
Total liabilities	404.7	498.8

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 38.0 shares and 29.1 shares in 2023 (2022 - 36.9 shares and 28.9 shares)	0.4	0.4
Treasury stock, at cost: 8.9 shares in 2023 (2022 - 8.0 shares)	(262.1)	(221.8)
Additional paid-in capital	305.7	280.2
Retained earnings	436.1	353.9
Accumulated other comprehensive loss	(77.9)	(83.2)
Total equity	402.2	329.5
Total liabilities and equity	$806.9	$828.3

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales
Tech-enabled services	$73.6	$68.5	$336.9	$380.9
Software solutions	73.7	68.7	292.7	279.6
Print and distribution	29.2	30.5	167.6	173.1
Total net sales	176.5	167.7	797.2	833.6
Cost of sales (a)
Tech-enabled services	28.0	27.9	127.6	141.1
Software solutions	27.5	28.3	108.7	113.4
Print and distribution	18.4	19.5	97.0	115.7
Total cost of sales	73.9	75.7	333.3	370.2
Selling, general and administrative expenses (a)	70.0	58.5	282.1	264.0
Depreciation and amortization	15.5	12.7	56.7	46.3
Restructuring, impairment and other charges, net	1.4	3.1	9.8	7.7
Other operating loss, net	5.9	0.6	5.3	0.4
Income from operations	9.8	17.1	110.0	145.0
Interest expense, net	3.6	3.3	15.8	9.2
Investment and other income, net	(0.5)	(0.2)	(7.8)	(3.5)
Earnings before income taxes	6.7	14.0	102.0	139.3
Income tax (benefit) expense	(3.9)	3.1	19.8	36.8
Net earnings	$10.6	$10.9	$82.2	$102.5

Net earnings per share:
Basic	$0.36	$0.37	$2.81	$3.33
Diluted	$0.35	$0.36	$2.69	$3.17
Weighted-average number of common shares outstanding:
Basic	29.2	29.1	29.3	30.8
Diluted	30.6	30.7	30.6	32.3

__________

(a)
Exclusive of depreciation and amortization

	Three Months Ended December 31,		Twelve Months Ended December 31,
Components of depreciation and amortization:	2023	2022	2023	2022
Cost of sales	$14.1	$11.7	$51.2	$43.0
Selling, general and administrative expenses	1.4	1.0	5.5	3.3
Total depreciation and amortization	$15.5	$12.7	$56.7	$46.3

Additional information:
Gross profit (b)	$88.5	$80.3	$412.7	$420.4
Exclude: Depreciation and amortization	14.1	11.7	51.2	43.0
Non-GAAP gross profit	$102.6	$92.0	$463.9	$463.4
Gross margin (b)	50.1%	47.9%	51.8%	50.4%
Non-GAAP gross margin	58.1%	54.9%	58.2%	55.6%

SG&A as a % of total net sales (a)	39.7%	34.9%	35.4%	31.7%
Operating margin	5.6%	10.2%	13.8%	17.4%
Effective tax rate	nm	22.1%	19.4%	26.4%

__________

(b)
Inclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2023

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2023
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$88.5	$70.0	$9.8	5.6%	$10.6	$0.35
Exclude: Depreciation and amortization	14.1
Non-GAAP measures	102.6
Non-GAAP % of total net sales	58.1%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	1.4	0.8%	1.4	0.05
Share-based compensation expense	—	(5.4)	5.4	3.1%	4.2	0.14
Loss on sale of a business	—	—	6.1	3.5%	—	—
Accelerated rent expense	2.9	(0.2)	3.1	1.8%	2.8	0.09
Disposition-related expenses	—	(0.3)	0.3	0.2%	0.2	0.01
Gain on sale of long-lived assets	—	—	(0.2)	(0.1%)	(0.2)	(0.01)
Non-income tax, net	—	0.1	(0.1)	(0.1%)	(0.1)	—
Gain on investments in equity securities (c)	—	—	—	—	(0.1)	—
Total Non-GAAP adjustments (b)	2.9	(5.8)	16.0	9.0%	8.2	0.26
Adjusted Non-GAAP measures (b)	$105.5	$64.2	$25.8	14.6%	$18.8	$0.61

	For the Twelve Months Ended December 31, 2023
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$412.7	$282.1	$110.0	13.8%	$82.2	$2.69
Exclude: Depreciation and amortization	51.2
Non-GAAP measures	463.9
Non-GAAP % of total net sales	58.2%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	9.8	1.2%	7.5	0.25
Share-based compensation expense	—	(22.5)	22.5	2.8%	13.3	0.43
Loss on sale of a business	—	—	6.1	0.8%	—	—
Accelerated rent expense	3.4	(0.3)	3.7	0.5%	3.2	0.10
Disposition-related expenses	—	(0.3)	0.3	—	0.2	0.01
Non-income tax, net	—	0.9	(0.9)	(0.1%)	(0.6)	(0.02)
Gain on sale of long-lived assets	—	—	(0.8)	(0.1%)	(0.6)	(0.02)
Gain on investments in equity securities (c)	—	—	—	—	(5.1)	(0.17)
Total non-GAAP adjustments (b)	3.4	(22.2)	40.7	5.1%	17.9	0.58
Adjusted non-GAAP measures (b)	$467.3	$259.9	$150.7	18.9%	$100.1	$3.27

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investments in equity securities is recorded within investment and other income, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2022

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$80.3	$58.5	$17.1	10.2%	$10.9	$0.36
Exclude: Depreciation and amortization	11.7
Non-GAAP measures	92.0
Non-GAAP % of total net sales	54.9%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.1	1.8%	2.3	0.07
Share-based compensation expense	—	(5.4)	5.4	3.2%	4.0	0.13
Loss on sale of a business	—	—	0.7	0.4%	0.4	0.01
Accelerated rent expense	0.5	(0.1)	0.6	0.4%	0.5	0.02
Disposition-related expenses	—	—	0.1	0.1%	0.1	—
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.1)	—
COVID-19 related recoveries	(0.2)	—	(0.2)	(0.1%)	(0.1)	—
Total Non-GAAP adjustments (b)	0.3	(5.3)	9.5	5.7%	7.1	0.23
Adjusted Non-GAAP measures (b)	$92.3	$53.2	$26.6	15.9%	$18.0	$0.59

	For the Twelve Months Ended December 31, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$420.4	$264.0	$145.0	17.4%	$102.5	$3.17
Exclude: Depreciation and amortization	43.0
Non-GAAP measures	463.4
Non-GAAP % of total net sales	55.6%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	7.7	0.9%	5.7	0.18
Share-based compensation expense	—	(19.3)	19.3	2.3%	12.1	0.37
Accelerated rent expense	0.6	(0.2)	0.8	0.1%	0.6	0.02
Loss on sale of a business	—	—	0.7	0.1%	0.4	0.01
Disposition-related expenses	—	—	0.1	—	0.1	—
Non-income tax, net	—	0.9	(0.9)	(0.1%)	(0.6)	(0.02)
COVID-19 related recoveries	(0.4)	0.1	(0.5)	(0.1%)	(0.3)	(0.01)
Gain on sale of long-lived assets	—	0.2	(0.2)	—	(0.2)	(0.01)
Gain on investment in an equity security (c)	—	—	—	—	(0.4)	(0.01)
Total non-GAAP adjustments (b)	0.2	(18.3)	27.0	3.2%	17.4	0.54
Adjusted non-GAAP measures (b)	$463.6	$245.7	$172.0	20.6%	$119.9	$3.71

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investment in an equity security is recorded within investment and other income, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended December 31, 2023 and 2022

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended December 31, 2023
Net sales	$48.0	$68.3	$25.7	$34.5	$—	$176.5
(Loss) income from operations	(1.9)	15.4	3.8	9.3	(16.8)	9.8
Operating margin %	(4.0%)	22.5%	14.8%	27.0%	nm	5.6%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.2	0.9	0.1	—	0.2	1.4
Share-based compensation expense	—	—	—	—	5.4	5.4
Loss on sale of a business	6.1	—	—	—	—	6.1
Accelerated rent expense	0.4	2.5	0.2	—	—	3.1
Disposition-related expenses	—	—	—	—	0.3	0.3
Gain on sale of long-lived assets	—	(0.2)	—	—	—	(0.2)
Non-income tax, net	(0.1)	—	—	—	—	(0.1)
Total Non-GAAP adjustments	6.6	3.2	0.3	—	5.9	16.0

Non-GAAP income (loss) from operations	$4.7	$18.6	$4.1	$9.3	$(10.9)	$25.8
Non-GAAP operating margin %	9.8%	27.2%	16.0%	27.0%	nm	14.6%

Depreciation and amortization	8.0	2.4	4.0	1.1	—	15.5
Adjusted EBITDA	$12.7	$21.0	$8.1	$10.4	$(10.9)	$41.3
Adjusted EBITDA margin %	26.5%	30.7%	31.5%	30.1%	nm	23.4%

Capital expenditures	$8.1	$2.6	$6.5	$0.4	$1.2	$18.8

For the Three Months Ended December 31, 2022
Net sales	$43.4	$73.4	$25.3	$25.6	$—	$167.7
Income (loss) from operations	1.7	19.8	5.9	3.4	(13.7)	17.1
Operating margin %	3.9%	27.0%	23.3%	13.3%	nm	10.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.4	1.5	0.3	0.8	0.1	3.1
Share-based compensation expense	—	—	—	—	5.4	5.4
Loss on sale of a business	0.7	—	—	—	—	0.7
Accelerated rent expense	0.2	0.3	—	0.1	—	0.6
Disposition-related expenses	—	—	—	—	0.1	0.1
Non-income tax, net	(0.1)	—	(0.1)	—	—	(0.2)
COVID-19 related recoveries	—	(0.2)	—	—	—	(0.2)
Total Non-GAAP adjustments	1.2	1.6	0.2	0.9	5.6	9.5

Non-GAAP income (loss) from operations	$2.9	$21.4	$6.1	$4.3	$(8.1)	$26.6
Non-GAAP operating margin %	6.7%	29.2%	24.1%	16.8%	nm	15.9%

Depreciation and amortization	6.3	2.0	3.2	1.2	—	12.7
Adjusted EBITDA	$9.2	$23.4	$9.3	$5.5	$(8.1)	$39.3
Adjusted EBITDA margin %	21.2%	31.9%	36.8%	21.5%	nm	23.4%

Capital expenditures	$7.4	$1.4	$3.8	$0.9	$1.3	$14.8

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Twelve Months Ended December 31, 2023 and 2022

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Twelve Months Ended December 31, 2023
Net sales	$185.9	$355.4	$106.8	$149.1	$—	$797.2
Income (loss) from operations	6.8	103.9	22.1	44.7	(67.5)	110.0
Operating margin %	3.7%	29.2%	20.7%	30.0%	nm	13.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	2.7	5.3	0.6	0.1	1.1	9.8
Share-based compensation expense	—	—	—	—	22.5	22.5
Loss on sale of a business	6.1	—	—	—	—	6.1
Accelerated rent expense	0.4	3.1	0.2	—	—	3.7
Disposition-related expenses	—	—	—	—	0.3	0.3
Non-income tax, net	(0.6)	(0.1)	(0.2)	—	—	(0.9)
Gain on sale of long-lived assets	—	(0.8)	—	—	—	(0.8)
Total Non-GAAP adjustments	8.6	7.5	0.6	0.1	23.9	40.7

Non-GAAP income (loss) from operations	$15.4	$111.4	$22.7	$44.8	$(43.6)	$150.7
Non-GAAP operating margin %	8.3%	31.3%	21.3%	30.0%	nm	18.9%

Depreciation and amortization	29.8	8.0	14.2	4.6	0.1	56.7
Adjusted EBITDA	$45.2	$119.4	$36.9	$49.4	$(43.5)	$207.4
Adjusted EBITDA margin %	24.3%	33.6%	34.6%	33.1%	nm	26.0%

Capital expenditures	$31.5	$7.4	$18.8	$1.8	$2.3	$61.8

For the Twelve Months Ended December 31, 2022
Net sales	$180.2	$410.3	$99.4	$143.7	$—	$833.6
Income (loss) from operations	13.5	131.4	21.9	35.7	(57.5)	145.0
Operating margin %	7.5%	32.0%	22.0%	24.8%	nm	17.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.5	3.7	0.5	1.4	0.6	7.7
Share-based compensation expense	—	—	—	—	19.3	19.3
Accelerated rent expense	0.2	0.4	—	0.1	0.1	0.8
Loss on sale of a business	0.7	—	—	—	—	0.7
Disposition-related expenses	—	—	—	—	0.1	0.1
Non-income tax, net	(0.6)	(0.1)	(0.2)	—	—	(0.9)
COVID-19 related recoveries	—	(0.5)	—	—	—	(0.5)
Gain on sale of long-lived assets	—	(0.2)	—	—	—	(0.2)
Total Non-GAAP adjustments	1.8	3.3	0.3	1.5	20.1	27.0

Non-GAAP income (loss) from operations	$15.3	$134.7	$22.2	$37.2	$(37.4)	$172.0
Non-GAAP operating margin %	8.5%	32.8%	22.3%	25.9%	nm	20.6%

Depreciation and amortization	23.0	6.7	11.9	4.6	0.1	46.3
Adjusted EBITDA	$38.3	$141.4	$34.1	$41.8	$(37.3)	$218.3
Adjusted EBITDA margin %	21.3%	34.5%	34.3%	29.1%	nm	26.2%

Capital expenditures	$27.0	$5.0	$15.6	$3.0	$3.6	$54.2

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31,
	2023	2022
Operating Activities
Net earnings	$82.2	$102.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	56.7	46.3
Provision for expected losses on accounts receivable	13.7	8.4
Impairment charges	0.1	0.1
Share-based compensation expense	22.5	19.3
Deferred income taxes	(14.6)	(0.5)
Net pension plan income	(0.5)	(0.9)
Gain on investments in equity securities	(7.0)	—
Loss on sale of businesses	6.1	0.7
Amortization of right-of-use assets	15.4	16.4
Other	1.4	1.1
Changes in operating assets and liabilities:
Accounts receivable, net	(2.3)	24.4
Prepaid expenses and other current assets	1.7	(3.2)
Accounts payable	(15.3)	12.1
Income taxes payable and receivable	(3.6)	(2.1)
Accrued liabilities and other	(14.6)	(53.9)
Operating lease liabilities	(16.1)	(18.9)
Pension and other postretirement benefits plans contributions	(1.8)	(1.6)
Net cash provided by operating activities	124.0	150.2
Investing Activities
Capital expenditures	(61.8)	(54.2)
Proceeds from sales of investments in equity securities	10.0	—
Proceeds from sale of businesses	0.5	3.3
Net cash used in investing activities	(51.3)	(50.9)
Financing Activities
Revolving facility borrowings	302.0	345.5
Payments on revolving facility borrowings	(347.0)	(300.5)
Treasury share repurchases	(40.3)	(164.7)
Cash received for common stock issuances	3.1	0.4
Finance lease payments	(2.4)	(1.8)
Net cash used in financing activities	(84.6)	(121.1)
Effect of exchange rate on cash and cash equivalents	0.8	1.5
Net decrease in cash and cash equivalents	(11.1)	(20.3)
Cash and cash equivalents at beginning of year	34.2	54.5
Cash and cash equivalents at end of year	$23.1	$34.2
Supplemental cash flow information:
Income taxes paid (net of refunds)	$38.3	$38.4
Interest paid	$16.6	$7.6
Non-cash investing activities:
Non-cash consideration from sale of investment in an equity security	$2.9	$—
Capitalized software included in accounts payable	$0.1	$1.5

Additional Information:
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$74.8	$73.3	$124.0	$150.2
Less: capital expenditures	18.8	14.8	61.8	54.2
Free Cash Flow	$56.0	$58.5	$62.2	$96.0

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Segment

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2023	$48.0	$68.3	$25.7	$34.5	$176.5

For the Three Months Ended December 31, 2022	$43.4	$73.4	$25.3	$25.6	$167.7

Net sales change	10.6%	(6.9%)	1.6%	34.8%	5.2%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.5%	0.3%	0.8%	—	0.4%

Year-over-year impact of dispositions	(2.3%)	—	—	—	(0.6%)

Net organic sales change	12.4%	(7.2%)	0.8%	34.8%	5.4%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2023	$185.9	$355.4	$106.8	$149.1	$797.2

For the Twelve Months Ended December 31, 2022	$180.2	$410.3	$99.4	$143.7	$833.6

Net sales change	3.2%	(13.4%)	7.4%	3.8%	(4.4%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	—	(0.2%)	0.2%	(0.1%)	(0.1%)

Year-over-year impact of dispositions	(3.2%)	—	—	—	(0.7%)

Net organic sales change	6.4%	(13.2%)	7.2%	3.9%	(3.6%)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Services and Products

(UNAUDITED)

(in millions)

	Tech-enabled Services	Software Solutions	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2023	$73.6	$73.7	$29.2	$176.5

For the Three Months Ended December 31, 2022	$68.5	$68.7	$30.5	$167.7

Net sales change	7.4%	7.3%	(4.3%)	5.2%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.1%	0.6%	0.3%	0.4%

Year-over-year impact of dispositions	—	(1.5%)	—	(0.6%)

Net organic sales change	7.3%	8.2%	(4.6%)	5.4%

	Tech-enabled Services	Software Solutions	Print and Distribution	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2023	$336.9	$292.7	$167.6	$797.2

For the Twelve Months Ended December 31, 2022	$380.9	$279.6	$173.1	$833.6

Net sales change	(11.6%)	4.7%	(3.2%)	(4.4%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.2%)	0.1%	(0.2%)	(0.1%)

Year-over-year impact of dispositions	—	(2.0%)	—	(0.7%)

Net organic sales change	(11.4%)	6.6%	(3.0%)	(3.6%)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Net earnings	$82.2	$10.6	$18.1	$37.7	$15.8
Adjustments
Restructuring, impairment and other charges, net	9.8	1.4	(0.3)	(2.2)	10.9
Share-based compensation expense	22.5	5.4	6.1	6.7	4.3
Loss on sale of a business	6.1	6.1	—	—	—
Accelerated rent expense	3.7	3.1	—	0.1	0.5
Disposition-related expenses	0.3	0.3	—	—	—
Gain on investments in equity securities	(7.0)	(0.1)	—	(0.2)	(6.7)
Non-income tax, net	(0.9)	(0.1)	(0.4)	(0.2)	(0.2)
Gain on sale of long-lived assets	(0.8)	(0.2)	(0.2)	(0.1)	(0.3)
Depreciation and amortization	56.7	15.5	14.4	14.4	12.4
Interest expense, net	15.8	3.6	4.1	4.6	3.5
Investment and other income, net	(0.8)	(0.4)	(0.1)	(0.1)	(0.2)
Income tax expense	19.8	(3.9)	7.7	13.6	2.4
Total Non-GAAP adjustments	125.2	30.7	31.3	36.6	26.6
Adjusted EBITDA	$207.4	$41.3	$49.4	$74.3	$42.4

Tech-enabled services	$336.9	$73.6	$80.4	$104.5	$78.4
Software solutions	292.7	73.7	73.2	75.7	70.1
Print and distribution	167.6	29.2	26.4	61.9	50.1
Total net sales	$797.2	$176.5	$180.0	$242.1	$198.6

Adjusted EBITDA margin %	26.0%	23.4%	27.4%	30.7%	21.3%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net earnings	$102.5	$10.9	$19.2	$46.0	$26.4
Adjustments
Restructuring, impairment and other charges, net	7.7	3.1	2.6	0.2	1.8
Share-based compensation expense	19.3	5.4	4.4	5.9	3.6
Accelerated rent expense	0.8	0.6	0.2	—	—
Loss on sale of a business	0.7	0.7	—	—	—
Disposition-related expenses	0.1	0.1	—	—	—
Non-income tax, net	(0.9)	(0.2)	(0.2)	(0.2)	(0.3)
COVID-19 related recoveries	(0.5)	(0.2)	(0.1)	(0.2)	—
Gain on investment in an equity security	(0.5)	—	(0.5)	—	—
Gain on sale of long-lived assets	(0.2)	—	—	(0.2)	—
Depreciation and amortization	46.3	12.7	11.7	11.2	10.7
Interest expense, net	9.2	3.3	2.3	2.1	1.5
Investment and other income, net	(3.0)	(0.2)	(2.3)	(0.3)	(0.2)
Income tax expense	36.8	3.1	8.0	18.1	7.6
Total Non-GAAP adjustments	115.8	28.4	26.1	36.6	24.7
Adjusted EBITDA	$218.3	$39.3	$45.3	$82.6	$51.1

Tech-enabled services	$380.9	$68.5	$87.4	$133.3	$91.7
Software solutions	279.6	68.7	69.5	71.6	69.8
Print and distribution	173.1	30.5	31.8	61.3	49.5
Total net sales	$833.6	$167.7	$188.7	$266.2	$211.0

Adjusted EBITDA margin %	26.2%	23.4%	24.0%	31.0%	24.2%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	December 31, 2023		December 31, 2022
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0
Less: availability reduction from covenants	—		—
Amount available under the Revolving Facility	300.0		300.0

Usage
Borrowings under the Revolving Facility	—		45.0
Impact on availability related to outstanding letters of credit	1.0		—
Amount used under the Revolving Facility	1.0		45.0

Availability under the Revolving Facility	299.0		255.0

Cash and cash equivalents	23.1		34.2

Net Available Liquidity	$322.1		$289.2

Term Loan A Facility	$125.0		$125.0
Borrowings under the Revolving Facility	—		45.0
Unamortized debt issuance costs	(0.5)		(0.8)
Total debt	$124.5		$169.2

Adjusted EBITDA for the twelve months ended December 31, 2023 and 2022	$207.4		$218.3

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.6	x	0.8	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	101.4		135.0

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.5	x	0.6	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of December 31, 2023, there were no borrowings outstanding under the Revolving Facility and $2.5 million in outstanding letters of credit and bank guarantees, of which $1.0 million of the outstanding letters of credit reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended December 31, 2023 and existing debt, the Company would have had the ability to utilize the remaining $299.0 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.